Exhibit 99.1

Marinus Pharmaceuticals Announces European Commission Approval of ZTALMY® (ganaxolone) for the Adjunctive Treatment of Epileptic Seizures Associated with CDKL5 Deficiency Disorder

ZTALMY is the first treatment approved by the European Commission for seizures associated with CDKL5 deficiency disorder in children and adolescents

RADNOR, Pa. – July 31, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced that the European Commission (EC) has granted approval of ZTALMY® (ganaxolone) oral suspension for the adjunctive treatment of epileptic seizures associated with cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder (CDD) in patients two to 17 years of age. ZTALMY may be continued in patients 18 years of age and older.

“The approval by the European Commission represents a significant milestone for children, families and physicians who, until now, have long been challenged by the impact of seizures and lack of treatments available for CDD,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “This achievement reflects our organization’s unwavering commitment to bring an effective treatment option to individuals living with CDD and we are grateful to all the stakeholders who made the approval possible.”

The EC approval of ZTALMY in CDD is supported by data from the Phase 3 Marigold double-blind placebo-controlled trial, in which 101 patients were randomized and individuals treated with ZTALMY showed a median 30.7% reduction in 28-day major motor seizure frequency, compared to a median 6.9% reduction for those receiving placebo, achieving the trial’s primary endpoint (p=0.0036). In the Marigold open label extension study, patients treated with ZTALMY for at least 12 months (n=48) experienced a median 49.6% reduction in major motor seizure frequency. In the clinical development program, ZTALMY demonstrated efficacy, safety and tolerability with the most common adverse reactions (incidence ≥5% and at least twice the rate of placebo) in the ZTALMY group being somnolence, pyrexia, salivary hypersecretion and seasonal allergy. In May 2022, the results from the Marigold study were published in The Lancet Neurology.1

The approval follows a positive opinion issued in May 2023 by the Committee for Medicinal Products for Human Use of the European Medicines Agency and is applicable to all 27 European Union member states plus Iceland, Norway and Liechtenstein. In July 2021, Marinus and Orion Corporation entered into a collaboration agreement which grants Orion the right to commercialize ZTALMY in Europe.

About CDKL5 Deficiency Disorder

CDKL5 deficiency disorder (CDD) is a serious and rare genetic disorder characterized by early-onset, difficult-to-control seizures and severe neuro-developmental impairment.2 It is caused by a mutation of the cyclin-dependent kinase-like 5 (CDKL5) gene, located on the X

1 The Lancet Neurology, Volume 21, Issue 5, P417-427, May 01, 2022

2 Olson H et al. 2019 Pediatric Neurology

chromosome. The CDKL5 gene produces a protein that is important for normal brain development and function.3

About ZTALMY®

ZTALMY (ganaxolone) is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. ZTALMY is an oral prescription medicine approved by the European Commission for the adjunctive treatment of epileptic seizures associated with CDKL5 deficiency disorder in patients two to 17 years of age. ZTALMY may be continued in patients 18 years of age and older.

Full European Summary of Product Characteristics for ZTALMY will be available from the EMA website at www.ema.europa.eu.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company first introduced FDA-approved prescription medication ZTALMY® (ganaxolone) oral suspension CV in the U.S. in 2022 and continues to invest in the potential of ganaxolone in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information about Marinus visit www.marinuspharma.com.

About Orion Corporation

Orion is a globally operating Finnish pharmaceutical company – a builder of well-being. Orion develops, manufactures and markets human and veterinary pharmaceuticals and active pharmaceutical ingredients. The company has an extensive portfolio of proprietary and generic medicines and self-care products. The core therapy areas of its pharmaceutical R&D are oncology and pain. Proprietary products developed by Orion are used to treat cancer, neurological diseases and respiratory diseases, among others. Orion's A and B shares are listed on Nasdaq Helsinki.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our commercial and clinical strategy, development plans and timelines and other future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; the pricing and reimbursement process can be time consuming and may delay commercialization of ZTALMY in one or more

3 Jakimiec M et al. 2020 Brain Sci.

European countries; our dependence on Orion to commercialize ZTALMY in Europe pursuant to the exclusive collaboration agreement; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the company’s ability to protect its intellectual property; and the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Molly Cameron
Director, Corporate Communications & Investor Relations
Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com